Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

 Reports highest operating revenue and operating income for any quarter in Company history

MONDOVI, Wis., October 17, 2019 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported the highest operating revenue and operating income for any quarter in its history, with the previous record for each set in this year’s second quarter. For the third quarter ended September 30, 2019, net income improved 8.7% to $16.6 million, or 30 cents per diluted share, from $15.3 million, or 28 cents per diluted share, for the third quarter of 2018. For the first nine months of 2019, net income improved 15.4% to $45.3 million, or 82 cents per diluted share, from $39.3 million, or 71 cents per diluted share, for the first nine months of 2018. Earnings for the 2019 quarter include an additional income tax benefit of $1.4 million, or 2.5 cents per diluted share, while the 2018 quarter’s earnings include an additional income tax benefit of $493,000, or one cent per diluted share, net of related operating expenses.

Operating Results Comparison

Net income and diluted earnings per common share used to calculate the TTM percentage change below exclude a $56.5 million deferred income tax benefit in the fourth quarter of 2017.

	Percentage	Percentage	Percentage
	Change	Change	Change
	Three Months	Nine Months	Trailing Twelve
	Ended	Ended	Months Ended
	September 30,	September 30,	September 30,
	2019 vs. 2018	2019 vs. 2018	2019 vs. 2018

Operating revenue	7.7%	7.3%	8.3%

Operating income	5.5%	13.6%	18.6%

Net income	8.7%	15.4%	27.5%

Diluted earnings per common share	8.8%	15.5%	27.6%

Operating revenue improved 7.7% to a record $215.0 million for the third quarter of 2019 from $199.6 million for the third quarter of 2018, and improved 7.3% to $626.1 million for the first nine months of 2019 from $583.6 million for the first nine months of 2018. For the trailing twelve months ended September 30, 2019, operating revenue improved 8.3% to $830.0 million from $766.4 million for the similar period ended September 30, 2018. Excluding fuel surcharges, operating revenue improved 10.0% to $188.9 million for the 2019 quarter from $171.8 million for the 2018 quarter, and improved 8.9% to $549.7 million for the first nine months of 2019 from $504.9 million for the first nine months of 2018. Fuel surcharge revenue decreased to $26.1 million for the 2019 quarter from $27.9 million for the 2018 quarter, and decreased to $76.4 million for the first nine months of 2019 from $78.8 million for the first nine months of 2018.

Operating income improved 5.5% to a record $20.0 million for the third quarter of 2019 from $19.0 million for the third quarter of 2018, and improved 13.6% to $57.7 million for the first nine months of 2019 from $50.8 million for the first nine months of 2018. For the trailing twelve months ended September 30, 2019, operating income improved 18.6% to $77.2 million from $65.1 million for the similar period ended September 30, 2018.

Operating expenses as a percentage of operating revenue were 90.7% for the third quarter of 2019, compared with 90.5% for the third quarter of 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 89.4% for the 2019 quarter, compared with 88.9% for the 2018 quarter.

Operating expenses as a percentage of operating revenue improved to 90.8% for the first nine months of 2019 from 91.3% for the first nine months of 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 89.5% from 89.9%.

Operating expenses as a percentage of operating revenue improved to 90.7% for the trailing twelve months ended September 30, 2019 from 91.5% for the similar period ended September 30, 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 89.4% from 90.3%.

Chairman and Chief Executive Officer Randolph L. Marten said, “We earned the highest operating revenue and operating income for any quarter in our history, exceeding the previous record for each we produced in this year’s second quarter. Our talented people consistently deliver this profitable growth through the disciplined execution of our unique multifaceted business model across our diverse customer base - and overcame the negative impact of the recent hurricane and flooding on our Southeast and Texas operations during the third quarter. We added 43 Truckload and 41 Dedicated tractors this quarter, increasing our year-to-date growth to 149 Truckload and 230 Dedicated tractors, a combined 14.2% fleet growth since the beginning of the year. We expect to continue expanding our capacity to service our customers by offering the best jobs for the industry’s best drivers.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 1,718 dry vans operating as of September 30, 2019. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share information)	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,480	$56,763
Receivables:
Trade, net	85,149	83,033
Other	3,694	3,808
Prepaid expenses and other	18,576	19,924
Total current assets	147,899	163,528

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	891,326	816,430
Accumulated depreciation	(261,474)	(228,200)
Net property and equipment	629,852	588,230
Other noncurrent assets	3,204	2,146
Total assets	$780,955	$753,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,777	$15,704
Insurance and claims accruals	30,647	28,103
Accrued and other current liabilities	26,506	28,166
Total current liabilities	84,930	71,973
Deferred income taxes	112,454	105,977
Noncurrent operating lease liabilities	714	-
Total liabilities	198,098	177,950

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 54,687,065 shares at September 30, 2019, and 54,466,691 shares at December 31, 2018, issued and outstanding	547	545
Additional paid-in capital	78,840	76,814
Retained earnings	503,470	498,595
Total stockholders’ equity	582,857	575,954
Total liabilities and stockholders’ equity	$780,955	$753,904

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2019	2018	2019	2018

Operating revenue	$214,973	$199,649	$626,086	$583,633

Operating expenses (income):
Salaries, wages and benefits	69,312	64,051	201,449	186,123
Purchased transportation	40,435	35,867	117,352	105,941
Fuel and fuel taxes	31,275	31,658	89,904	92,444
Supplies and maintenance	12,116	10,574	34,739	31,261
Depreciation	24,290	22,272	70,295	66,280
Operating taxes and licenses	2,651	2,404	7,422	7,055
Insurance and claims	9,618	8,567	29,355	27,798
Communications and utilities	1,901	1,663	5,801	4,993
Gain on disposition of revenue equipment	(2,559)	(1,835)	(5,337)	(5,206)
Other	5,900	5,435	17,395	16,134

Total operating expenses	194,939	180,656	568,375	532,823

Operating income	20,034	18,993	57,711	50,810

Other	(255)	(120)	(928)	(447)

Income before income taxes	20,289	19,113	58,639	51,257

Income taxes expense	3,702	3,856	13,316	11,967

Net income	$16,587	$15,257	$45,323	$39,290

Basic earnings per common share	$0.30	$0.28	$0.83	$0.72

Diluted earnings per common share	$0.30	$0.28	$0.82	$0.71

Dividends declared per common share	$0.68	$0.025	$0.74	$0.075

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2019	2018	2019 vs. 2018	2019 vs. 2018
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$82,931	$80,563	$2,368	2.9%
Truckload fuel surcharge revenue	12,056	13,357	(1,301)	(9.7)
Total Truckload revenue	94,987	93,920	1,067	1.1

Dedicated revenue, net of fuel surcharge revenue	59,281	48,500	10,781	22.2
Dedicated fuel surcharge revenue	11,053	10,291	762	7.4
Total Dedicated revenue	70,334	58,791	11,543	19.6

Intermodal revenue, net of fuel surcharge revenue	19,336	21,735	(2,399)	(11.0)
Intermodal fuel surcharge revenue	2,961	4,204	(1,243)	(29.6)
Total Intermodal revenue	22,297	25,939	(3,642)	(14.0)

Brokerage revenue	27,355	20,999	6,356	30.3

Total operating revenue	$214,973	$199,649	$15,324	7.7%

Operating income:
Truckload	$6,956	$10,026	$(3,070)	(30.6)%
Dedicated	9,920	5,249	4,671	89.0
Intermodal	1,210	2,507	(1,297)	(51.7)
Brokerage	1,948	1,211	737	60.9
Total operating income	$20,034	$18,993	$1,041	5.5%

Operating ratio:
Truckload	92.7%	89.3%
Dedicated	85.9	91.1
Intermodal	94.6	90.3
Brokerage	92.9	94.2
Consolidated operating ratio	90.7%	90.5%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2019	2018	2019 vs. 2018	2019 vs. 2018
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$246,313	$241,304	$5,009	2.1%
Truckload fuel surcharge revenue	36,418	40,037	(3,619)	(9.0)
Total Truckload revenue	282,731	281,341	1,390	0.5

Dedicated revenue, net of fuel surcharge revenue	164,365	138,096	26,269	19.0
Dedicated fuel surcharge revenue	30,704	26,499	4,205	15.9
Total Dedicated revenue	195,069	164,595	30,474	18.5

Intermodal revenue, net of fuel surcharge revenue	56,618	63,834	(7,216)	(11.3)
Intermodal fuel surcharge revenue	9,253	12,227	(2,974)	(24.3)
Total Intermodal revenue	65,871	76,061	(10,190)	(13.4)

Brokerage revenue	82,415	61,636	20,779	33.7

Total operating revenue	$626,086	$583,633	$42,453	7.3%

Operating income:
Truckload	$22,556	$25,530	$(2,974)	(11.6)%
Dedicated	23,135	13,321	9,814	73.7
Intermodal	5,140	7,997	(2,857)	(35.7)
Brokerage	6,880	3,962	2,918	73.6
Total operating income	$57,711	$50,810	$6,901	13.6%

Operating ratio:
Truckload	92.0%	90.9%
Dedicated	88.1	91.9
Intermodal	92.2	89.5
Brokerage	91.7	93.6
Consolidated operating ratio	90.8%	91.3%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Truckload Segment:
Revenue (in thousands)	$94,987	$93,920	$282,731	$281,341
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,723	$3,925	$3,818	$3,797
Average tractors(1)	1,695	1,561	1,654	1,629
Average miles per trip	545	564	545	578
Non-revenue miles percentage(2)	11.8%	10.4%	11.4%	8.9%
Total miles (in thousands)	39,326	37,259	115,639	117,343

Dedicated Segment:
Revenue (in thousands)	$70,334	$58,791	$195,069	$164,595
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,392	$3,287	$3,412	$3,279
Average tractors(1)	1,329	1,123	1,235	1,080
Average miles per trip	312	317	316	305
Non-revenue miles percentage(2)	0.7%	0.6%	0.7%	0.8%
Total miles (in thousands)	28,859	24,362	79,700	69,244

Intermodal Segment:
Revenue (in thousands)	$22,297	$25,939	$65,871	$76,061
Loads	8,897	10,573	26,578	31,932
Average tractors	87	89	85	87

Brokerage Segment:
Revenue (in thousands)	$27,355	$20,999	$82,415	$61,636
Loads	16,059	12,781	47,510	36,790

At September 30, 2019 and September 30, 2018:
Total tractors(1)	3,137	2,751
Average age of company tractors (in years)	1.8	1.6
Total trailers	5,562	5,397
Average age of company trailers (in years)	2.6	2.6
Ratio of trailers to tractors(1)	1.8	2.0

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2019	2018	2019	2018

Net cash provided by operating activities	$46,101	$44,722	$119,610	$112,097
Net cash (used for) investing activities	(51,900)	(29,665)	(96,078)	(88,842)
Net cash (used for) financing activities	(36,513)	(1,321)	(39,815)	(3,307)

Weighted average shares outstanding:
Basic	54,655	54,661	54,608	54,615
Diluted	55,134	55,194	55,078	55,151

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 75 and 50 tractors as of September 30, 2019 and 2018, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.